UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 16, 2005

CollaGenex Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-28308	52-1758016
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

41 University Drive, Newtown, PA	18940
(Address of Principal Executive Offices)	(Zip Code)

(215) 579-7388

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On May 16, 2005, CollaGenex Pharmaceuticals, Inc. (the “Company”) announced restructuring plans following the approval by the Federal Drug Administration of a generic form of Periostat® for sale by IVAX Pharmaceuticals Inc. and CorePharma, LLC. Unless an injunction is ordered, the Company will cease all sales and marketing activity with respect to Periostat as of Friday, May 20 and execute plans to reduce its headcount by 63 people, including all of its dental sales force.

The Company’s License and Supply Agreement with Mutual Pharmaceuticals (“Mutual”) will terminate following a generic launch, and Mutual will receive a royalty free license to manufacture and distribute its own product. The Company will be required to reimburse Mutual for rebates that Mutual must pay its customers for certain inventories that become devalued as a result of a generic introduction.

The foregoing statements are qualified in their entirety by the Company’s press release, a copy of which is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

99.1	Press Release issued by CollaGenex Pharmaceuticals, Inc. on May 16, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLLAGENEX PHARMACEUTICALS, INC.

Date: May 16, 2005	By:	/s/ Nancy C. Broadbent
Nancy C. Broadbent
Chief Financial Officer
(Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued by CollaGenex Pharmaceuticals, Inc. on May 16, 2005.